CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

ANALYTICA BIO-ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-127170 (Commission File Number)	98-0476582 (IRS Employer ID No.)

1896 Stoneybrook Court, Mississauga, Ontario, Canada  L5L 3W2

(Address of principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On September 10, 2014, Analytica Bio-Energy Corp. (the “Registrant”) dismissed EFP Rotenberg, LLP. (“EFP Rotenberg ”) as the Registrant’s independent registered public accounting firm. The decision to dismiss EFP Rotenberg was approved by the Registrant’s board of directors on September 10, 2014.

EFP Rotenberg was engaged by the Registrant in November 2005. The last report of independent registered public accounting firm issued by EFP Rotenberg on behalf of the Registrant was October 29, 2007, in connection with the Registrant’s Annual Report on Form 10-KSB for the transition period from January 1, 2007 to July 31, 2007 and the year ended December 31, 2006. No further audit reports have been issued by EFP Rotenberg in connection with the Registrant’s financial statements and no other services were rendered since that time.

During the time of EFO Rotenberg’s engagement as the Registrant’s independent registered public accounting firm, (i) there were no disagreements between the Registrant and EFP Rotenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of EFP Rotenberg, would have caused EFP Rotenberg to make reference to the matter in a report on the Registrant’s financial statements, other than the audit report was modified as a going concern ; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested EFP Rotenberg to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Registrant.  A copy of such letter, dated September 10, 2014, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

 (b) On September 10, 2014, the Registrant engaged Keith K. Zhen, CPA (“Zhen CPA”) to serve as the Registrant’s independent registered public accounting firm for the years ending December 31, 2011 through December 31, 2014. During the past seven fiscal years ended December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013 and from January 1, 2014 to September 10, 2014, the Registrant did not consult with Zhen CPA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements. The decision to engage Zhen CPA was approved by the Registrant’s board of directors on September 10, 2014.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 10, 2014, the board of directors of the Registrant concluded that the financial statements contained in the Company’s Annual Reports on Form 10-K for fiscal years ended July 31, 2008, 2009, 2010, 2011, 2012, 2013, and the fiscal year ended on December 31, 2013, as well as all Quarterly Reports on Form 10-Q filed by the Registrant for the three, six, and nine month periods during each of the foregoing fiscal years, should no longer be relied upon because the financial statements included with those filings were not audited by a independent registered public accounting firm, did not included an audit report or the related XBRL exhibits, and possibly other deficiencies.

In addition to the financial statement impacts, the Registrant acknowledges the implications of the deficiencies on the effectiveness of the Registrant’s internal control over financial reporting for the specific periods identified above.  A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, failure to obtain an audit of the Registrant’s financial statements for prior Annual Reports filed with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting.  Accordingly, the Company has concluded that since the filing of is Annual Report on Form 10-KSB for the transition period from January 1, 2007 to July 31, 2007 and the year ended December 31, 2006., a material weakness existed due to the fact that the Registrant did not maintain effective controls over its accounting disclosure obligations. In addition, the Registrant has concluded that its disclosure controls and procedures were ineffective at August 1, 2007, because of this material weakness. If not remediated, this material weakness could result in misstatements of annual or interim consolidated financial statements.

The Registrant intends to file as soon as practicable audited financial statements for its fiscal years ending December 31, 2011, 2012 and 2013, and the related audit reports and XBRL exhibits. The Company does not intend to file amendments to its 2007, 2008, 2009, and 2010 Annual Reports.

Item 9.01 Financial Statements and Exhibits

16.1           Letter from Rotenberg & Co. to the Securities and Exchange Commission dated September 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  September 10 , 2014

ANALYTICA BIO-ENERGY CORP.

By: /S/ Luiz Brasil

Luiz Brasil

President